UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2010

THWAPR, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53640	26-1359430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 12th Avenue, Third Floor, New York, New York 10001
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (212) 268-0220

Former Name or Former Address, if Changed Since Last Report: Seaospa, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 2, 2010, on March 29, 2010, Seaospa, Inc. (the “Company”), closed a voluntary share exchange transaction with Thwapr, Inc., a Delaware corporation that is a mobile to mobile video and photo service provider (“Thwapr”), pursuant to a Share Exchange Agreement by and among the Company, certain stockholders of the Company, Thwapr and the stockholders of Thwapr (the “Exchange Transaction”).  As a result of the Exchange Transaction, Thwapr became the Company’s wholly owned subsidiary, and the Company acquired the business and operations of Thwapr.  In order to better reflect the Company’s business operations subsequent to the Exchange Transaction, effective April 21, 2010, the Company amended its Articles of Incorporation to change its corporate name from “Seaospa, Inc.” to “Thwapr, Inc.” (the “Name Change”).  To effect the Name Change, Thwapr was merged into the Company, and as a result, Thwapr no longer exists as the Company’s wholly owned subsidiary.

The full text of the amendment to the Company’s Articles of Incorporation to give effect to the Name Change is filed herewith as Exhibit 3.1(a) and incorporated herein by reference.

Section 8 - Other Events

Item 8.01.	Other Events.

In connection with the Name Change described in Item 5.03 above, FINRA has assigned the Company a new stock symbol, “THWI.”  This new symbol took effect at the open of business on April 21, 2010.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description

3.1(a)	Amendment to Articles of Incorporation

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2010	THWAPR, INC.

	By:	/s/ Barry Hall
Barry Hall
Chief Financial Officer